UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2023

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2022, Computer Programs and Systems, Inc. (the “Company”) announced the departure of Troy D. Rosser, the Company’s Senior Vice President – Sales, effective December 31, 2022. In connection with Mr. Rosser’s departure, the Company and Mr. Rosser entered into (i) a General Release of Claims and Separation Agreement (the “Separation Agreement”) and (ii) an agreement providing for the continued vesting of certain equity awards (the “Equity Award Extension Agreement” and, together with the Separation Agreement, the “Agreements”). The Agreements were approved by the Company’s Board of Directors and executed by the parties on January 11, 2023; however, the Separation Agreement will not become effective until the end of the applicable revocation period.

Mr. Rosser will be entitled to the following severance benefits under the Separation Agreement, subject to his signing and not timely revoking the Separation Agreement and his performance of its terms, including a general release of any and all claims against the Company: (i) cash payments totaling $589,327.44, which equal Mr. Rosser’s current annual base salary for a period of 68 weeks from December 31, 2022 (the “Separation Date”) through April 20, 2024, plus 68 weeks of tail payments (the “Severance Compensation”) and (ii) a single lump-sum payment of $25,757.58, which equals the cost of approximately 68 weeks of coverage under the Company’s group health insurance plans (the “Benefits Stipend”). The Severance Compensation and Benefits Stipend are subject to forfeiture and clawback in the event Mr. Rosser breaches certain obligations, including the confidentiality/non-disclosure and non-disparagement provisions set forth in the Separation Agreement.

In addition, the Equity Award Extension Agreement provides that Mr. Rosser’s outstanding unvested shares of restricted stock will continue to vest through March 8, 2024 (the “Restricted Period”), subject to Mr. Rosser’s compliance with certain non-competition and employee and customer non-solicitation covenants in favor of the Company during the Restricted Period.

The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to such Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Confidential General Release of Claims and Separation Agreement, dated January 11, 2023, by and between Computer Programs and Systems, Inc. and Troy D. Rosser

10.2	Agreement, dated January 11, 2023, by and between Computer Programs and Systems, Inc. and Troy D. Rosser

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: January 12, 2023	By:	/s/ Matt J. Chambless
Matt J. Chambless
Chief Financial Officer, Secretary and Treasurer

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